Exhibit 99.1

Vertro, Inc. Announces Third Quarter 2011 Results

NEW YORK, NY - November 9, 2011 - Vertro, Inc. (NASDAQ: VTRO), a software and technology company that owns and operates the ALOT product portfolio, today reported financial results for the third quarter ended September 30, 2011.

“This was a more challenging quarter for Vertro than we initially expected, but I am pleased with the response from our team, and believe we exited the quarter on a more sound footing and better prepared for a rebound in our financial results,” commented Peter Corrao, President and CEO of Vertro, Inc. “A change to our Search Engine Results Page (SERP), mandated by our monetization partner significantly impacted our revenue and forced us to re-evaluate our buying model. By the end of August, we had made adjustments to our homepage which replaced much of the lost revenue, and as a result, current average daily revenue rates are well above the low point we saw during the quarter, validating our belief that we have turned the corner and are poised for markedly improved results.”

Summary of third quarter 2011 results:

•	Revenue of $6.3 million in Q3 2011, compared to revenue of $9.8 million in Q3 2010, and $7.5 million in Q2 2011;

•	Gross margins, excluding customer acquisition costs, of 94% in Q3 2011, compared to 94% in Q2 2011 and 95% in Q3 2010;

•	Loss from Continuing Operations was $1.6 million in Q3 2011, compared to a Loss from Continuing Operations of $0.3 million in Q2 2011, and Income from Continuing Operations of $0.4 million in Q3 2010;

•
Income from Discontinued Operations was $13.0 million or $1.72 per diluted share in Q3 2011, compared to no income from discontinued operations in both Q2 2011 and Q3 2010. Q3 amounts represents the reversal of the accumulation of prior net foreign currency translation adjustments of approximately $12.9 million that arose as part of the former MIVA Media EU operations, which were previously included in Stockholders' Equity Section of the Balance Sheet;

•	EBITDA was a loss of $1.3 million for Q3 2011, compared to a loss of $0.2 million in Q2 2011 and EBITDA of $0.4 million in Q3 2010;

•	Adjusted EBITDA was a loss of $0.8 million in Q3 2011, compared to Adjusted EBITDA of $0.1 million in Q2 2011 and $0.4 million in Q3 2010, and

•	Live Users decreased to 8.2 million in Q3 2011 from 8.3 million in Q2 2011 and 9.0 million in Q3 2010.

“In reaction to the mandated SERP change, we reduced our ad spending until we had accumulated enough data to build a new, reliable pricing history for our buying model,” added Mr. Corrao. “Further, we continued to improve upon our model, are currently forecasting the Life Time Value (LTV) of users to rebound to previous levels, and we are anticipating a return to growth.”

The reduction in overall revenues was a result of the following additive factors:

•	A reduction in the number of advertising impressions due to the mandated change to our SERP at the end of the second quarter, driving down click-through rates on advertising.

•	The decision to pull back on our customer acquisition spending in June and July of this year, causing total live users to decline and resulting in fewer total searches.

•
A reduction in our revenue sharing rates during the months of June through September 2011 from certain advertising partners based on not achieving a gross revenue target in a tiered rate structure, driving down net revenue per click and per search.

•
The inability to acquire our desired number of users at appropriate prices. Inefficiencies in our buying model arose from (i) our lack of pricing history, causing the average cost to acquire a user to increase, and (ii) changes to our direct marketing advertisements due to third party requirements.

•
A shift in customer composition, with a reduction in users in English speaking countries (Region 1) and an increase in users in the non-English speaking markets Vertro serves (Rest of World), where growth is high, but advertising rates are lower.

“During the third quarter, we rolled out our new Homepage product and it has shown significant increases in expected lifetime values per user compared to recent trends,” Mr. Corrao added. “Based on these new expectations, we continued to spend through the end of the quarter under the assumption that most of the benefits of this spend would be received in subsequent quarters, over the lifetime of the users. Conversely, customer acquisition costs are recognized in the period in which they are spent, so our strong spending late in the quarter was immediately expensed, which added to our losses in Q3, while the majority of the revenues will be realized in Q4.”

Additionally, Vertro began to make significant progress on a number of items late in Q3 and early in Q4:

•	Attrition rates improved across key markets, on a worldwide basis, due to better targeting as well as product enhancements.

•	Management believes that average daily revenue reached its bottom in Q3 and current rates are 20% above that low point.

•	The introduction of the new Homepage has resulted in significant improvements in revenue per install, with increases in revenue achieving average rates above 30%.

•
Vertro's app strategy continues to build momentum. Vertro released a number of apps that engage users in interaction with the internet on a regular basis. The company has built on its already strong base of app offerings, adding apps designed to appeal to the user in established areas of interest such as general user friendly utility apps, and those that focus on entertainment and music, online shopping, food, games, and social media networks.

“As we look to the future, we will continue to focus on attracting new, high quality, long term users that will further increase distribution and Life Time Value through greater user retention, as well as diversify revenue streams through multiple product offerings,” Mr. Corrao continued. “Overall, we believe that we have met the challenges presented during Q2 and Q3 regarding the SERP change with an aggressive strategy to overcome it. We are expecting a return to growth in Q4. Many of the challenges we faced during this quarter, including the mandated SERP change from our monetization partner, reinforce the rational for the planned merger with Inuvo, Inc. Diversifying our monetization partners with Bing and Yahoo! will help to minimize the impact of these adjustments in the future. In addition, as a larger company, we will be in a better position to negotiate favorable advertising rates and terms. We look forward to the coming quarters and the prospects of both organic growth and the synergistic growth that we expect to achieve from this planned merger.”

Third quarter 2011 results

Revenue of $6.3 million in Q3 2011, compared to revenue of $9.8 million in Q3 2010 and $7.5 million in Q2 2011.

Gross Margins Gross margins, which exclude customer acquisition costs, were 94% in Q3 2011, compared to 94% in Q2 2011 and 95% in Q3 2010.

Customer Acquisition Costs (CAC) were $5.2 million in both Q3 2011 and Q2 2011 versus $6.7 million in Q3 2010, which are included in Operating Expenses within the Marketing and Sales operating expense category.

Operating Expenses, excluding CAC from Marketing and Sales costs, were $2.2 million in both Q3 2011 and Q2 2011, as well as in Q3 2010. Operating expenses included $0.2 million of non-cash compensation expense in all referenced quarters.

Loss from Continuing Operations was $1.6 million in Q3 2011, or ($0.22) per diluted share, compared to a Loss from Continuing Operations of $0.3 million, or ($0.05) per diluted share in Q2 2011 and Income from Continuing Operations of $0.4 million, or $0.05 per diluted share, in Q3 2010.

Income from Discontinued Operations was $13.0 million or $1.72 per diluted share in Q3 2011, compared to no income from discontinued operations in both Q2 2011 and Q3 2010. This quarter's figure represents an accumulation of prior net foreign currency translation adjustments of approximately $12.9 million that arose as part of the former MIVA Media EU operations. During the third quarter, the accumulated balance was released to net income as the related former MIVA Media EU entities' net assets have been substantially liquidated.

Adjusted Net Income was a gain of $12.0 million or $1.60 per diluted share in Q3 2011, compared to minimal Adjusted Net Income in Q2 2011 and $0.4 million or $0.06 per diluted share in Q3 2010. Q3 2011 Adjusted Net Income excluded $0.2 million in non-cash compensation expense in Q3 2011, Q2 2011 and Q3 2010. Adjusted Net Income excluded a non-recurring $0.3 million expense in deferred rent adjustment expense in Q3 2011 and a non-recurring $0.2 million gain in deferred rent adjustment expense in Q3 2010.

EBITDA was a loss of $1.3 million in Q3 2011, compared to a loss of $0.2 million in Q2 2011 and income of $0.4 million in Q3 2010. EBITDA included $0.2 million in non-cash compensation expense in Q3 2011, Q2 2011 and Q3 2010. EBITDA included a non-recurring $0.3 million expense in deferred rent adjustment expense in Q3 2011 and a non-recurring $0.2 million gain in deferred rent adjustment expense in Q3 2010.

Adjusted EBITDA was a loss of $0.8 million in Q3 2011, compared to income of $0.1 million in Q2 2011 and income of $0.4 million in Q3 2010. Adjusted EBITDA excluded $0.2 million in non-cash compensation expense in Q3 2011, Q2 2011 and Q3 2010. Adjusted EBITDA excluded a non-recurring $0.3 million expense in deferred rent adjustment expense in Q3 2011 and a non-recurring $0.2 million gain in deferred rent adjustment expense in Q3 2010.

Cash and cash equivalents were $ 4.0 million at September 30, 2011, a decrease of $0.9 million from June 30, 2011 cash of $4.9 million. The decrease was primarily due to reduced cash flow from operations, and capitalized software development costs.

As of September 30, 2011, Vertro had 34 full time employees, a decrease of three from the 37 full time employees as of June 30, 2010.

Non-financial Metrics for the Three Months Ended September 30, 2011 (in millions) (1):

		Quarterly
	Q3 2011(2)	Q2 2011	Q3 2010
Total quarterly search queries (3)(4)	250.0	270.1	318.7
ALOT Region One	105.8	115.9	174.5
ALOT rest-of-world	144.2	151.6	144.2
ALOT Toolbar live users (5)	8.2	8.3	9.0
ALOT Region One	3.9	4.1	5.2
ALOT rest-of-world	4.3	4.2	3.8

(1) Certain quarterly breakdowns don't match totals due to rounding; legacy brand users and search queries were de minimis in Q4 2010 so we have ceased reporting these as part of our non-financial metrics.
(2) Q3 2011 total figures and other quarters displayed do reflect Legacy Brand users and search queries.
(3) Source: internal statistics; total quarterly search volumes across all products; includes error search.
(4) Region One refers to ALOT users in the U.S., Canada, U.K., Ireland, Australia and New Zealand.
(5) Source: Internal statistics; live users are defined as the number of unique toolbar users active on the Internet in the last 15 days of each period. This does not include legacy brand.

Note: We no longer include metrics on our Homepage due to the fact that we dramatically changed the product from a customizable product to one that provides search only. The quarterly figures are therefore no longer comparable.
Management Conference Call

Management will participate in a conference call to discuss the full results for the Company on November 9, 2011, at 4:30 p.m. ET. Details of the call for interested parties are as follows:

Date: November 9, 2011
Time: 4:30 p.m. ET
Dial-in numbers: (877) 353-0044 / (970) 315-0525 (Intl.)
Live webcast: http://ir.vertro.com/events.cfm
Conference call replay: http://ir.vertro.com/events.cfm

Vertro believes that certain non-GAAP financial measurements such as “EBITDA,” “Adjusted EBITDA,” “Adjusted Net Income/Loss from Continuing Operations” and “Adjusted Net Income/Loss per share from Continuing Operations” provide meaningful measures for comparison of the Company's current and projected operating performance with its historical results. Vertro defines Adjusted EBITDA as EBITDA (earnings from continuing operations before interest, income taxes, depreciation and amortization) plus non-cash compensation expense and plus or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business. Vertro uses EBITDA and Adjusted EBITDA as internal measures of its business and believes they are utilized as important measures of performance by the investment community. Vertro sets goals and awards bonuses in part based on performance relative to Adjusted EBITDA. Vertro defines Adjusted Net Income/Loss from Continuing Operations as net income/loss from continuing operations plus depreciation and amortization and non-cash compensation expense, plus- or minus certain identified revenues or expenses that are not expected to recur or be representative of future ongoing operation of the business, in each case including the tax effects (if any) of the adjustment. Vertro believes the use of these measures does not lessen the importance of GAAP measures.

About Vertro, Inc.
ALOT offers two primary products to consumers, ALOT Home, a homepage product, and ALOT Appbar, a piece of software that integrates into the users' web browsers. Both ALOT Home and ALOT Appbar include a search box from which consumers conduct type-in web search. The ALOT Appbar provides access to a library of apps, which are used by consumers to receive dynamic information, perform useful tasks, or access their favorite content online. There are hundreds of apps available for consumers to choose from, ranging from a weather app that provides an at-a-glance snapshot of the weather for the coming four days, to a radio app that enables consumers to listen to thousands of radio stations from around the world. All ALOT products and apps are free to download and use.

Source: VTRO-E

Forward-looking Statements
This press release contains certain forward-looking statements that are based upon current expectations and involve certain risks and uncertainties within the meaning of the U.S. Private Securities Litigation Reform Act of 1995. Words or expressions such as "anticipate," "plan," "will," "intend," "believe" or "expect'" or variations of such words and similar expressions are intended to identify such forward-looking statements. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties, and other factors, some of which are beyond our control and difficult to predict and could cause actual results to differ materially from those expressed or forecasted in the forward-looking statements, including (1) our ability to successfully execute upon our corporate strategies, (2) our ability to distribute and monetize our international products at rates sufficient to meet our expectations, (3) our ability to develop and successfully market new products and services, (4) the potential acceptance of new products in the market, (5) the impact of changes to our monetization partners implementation guidelines and (6) our proposed merger with Inuvo, Inc. Additional key risks are described in Vertro's reports filed with the U.S. Securities and Exchange Commission, including the Form 10-K for the year ended December 31, 2010, and Form 10-Q for quarters ended March 31, June 30, 2011 and September 30, 2011.

Non-GAAP Financial Measures
This press release includes discussion of additional non-GAAP financial measures such as “EBITDA,” “Adjusted EBITDA,” “Adjusted Net Loss from Continuing Operations,” “Adjusted Net Income from Continuing Operations,” “Adjusted Net Loss Per Share from Continuing Operations” and “Adjusted Net Income Per Share from Continuing Operations,” which are not considered generally accepted accounting principles (GAAP) measures by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. The presentation of this financial information is not intended to be considered in isolation or as a substitute for the financial information prepared and presented in accordance with GAAP. Vertro provides reconciliations of these financial measures to GAAP measures in its press releases regarding actual financial results. A reconciliation of these financial measures to income/loss from continuing operations and income/loss from continuing operations per share for the three and nine month periods ended September 30, 2011 are included in this press release.

Vertro, Inc.
Unaudited Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Revenues	$6,281	$9,759	$22,176	$26,324
Cost of services	388	505	1,325	1,374

Gross profit	$5,893	$9,254	$20,851	$24,950

Operating expenses
Marketing and sales	5,398	7,028	16,514	18,084
General and administrative	1,858	1,459	5,379	4,698
Product development	191	405	812	1,488
Total operating expenses	$7,447	$8,892	$22,705	$24,270

Income (loss) from operations	$(1,554)	$362	$(1,854)	$680
Foreign exchange rate gain	(44)	(1)	(40)	118
Gain on sale of domain name	—	—	—	285
Other income (expense), net	1	20	1	29

Income (loss) before provision for income taxes	$(1,597)	$381	$(1,893)	$1,112

Income tax expense	8	13	59	55

Income (loss) from continuing operations	$(1,605)	$368	$(1,952)	$1,057

Income (loss) from discontinued operations, net of income tax	12,952	3	12,870	756

Net income (loss)	$11,347	$371	$10,918	$1,813

Basic earnings (loss) per share
Continuing operations	$(0.22)	$0.05	$(0.27)	$0.15
Discontinued operations	$1.81	$—	$1.80	$0.11
Earnings (loss) per share	$1.59	$0.05	$1.53	$0.26

Diluted earnings (loss) per share
Continuing operations	$(0.22)	$0.05	$(0.27)	$0.15
Discontinued operations	$1.72	$—	$1.72	$0.11
Earnings (loss) per share	$1.50	$0.05	$1.45	$0.26

Weighted-average number of common shares outstanding
Basic	7,155	6,860	7,139	6,846
Diluted	7,515	7,194	7,499	7,180

* All per share amounts reported are reflective of the 1-for-5 reverse split announced on August 17, 2010

Vertro, Inc.
Unaudited Condensed Consolidated Statements of Operations
(in thousands, except per share amounts)

	Three Months	Three Months
	Ended	Ended
	September 30, 2011	June 30, 2011

Revenues	$6,281	$7,531
Cost of services	388	458

Gross profit	$5,893	$7,073

Operating expenses
Marketing and sales	5,398	5,416
General and administrative	1,858	1,686
Product development	191	265
Total operating expenses	$7,447	$7,367

Income (loss) from operations	$(1,554)	$(294)
Foreign exchange rate gain (loss)	(44)	—
Other income (expense), net	1	—

Income before provision for income taxes	$(1,597)	$(294)

Income tax expense (benefit)	8	44

Income (loss) from continuing operations	$(1,605)	$(338)

Income (loss) from discontinued operations, net of income tax	12,952	(2)

Net income (loss)	$11,347	$(340)

Basic earnings (loss) per share
Continuing operations	$(0.22)	$(0.05)
Discontinued operations	$1.81	$—
Earnings (loss) per share	$1.59	$(0.05)

Diluted earnings (loss) per share
Continuing operations	$(0.22)	$(0.05)
Discontinued operations	$1.72	$—
Earnings (loss) per share	$1.50	$(0.05)

Weighted-average number of common shares outstanding
Basic	7,155	7,140
Diluted	7,515	7,374

Vertro, Inc.
Reconciliations to Condensed Consolidated Statements of Operations
(in thousands, except per share data)
(Unaudited)

Additional information:	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010

Adjusted EBITDA	$(817)	$421	$(490)	$1,320
Adjusted net income (loss)	$12,045	$407	$12,325	$1,383
Adjusted net income (loss) per share - basic	$1.68	$0.06	$1.73	$0.20
Adjusted net income (loss) per share - diluted	$1.60	$0.06	$1.64	$0.19

Additional information:	Three Months	Three Months
	Ended	Ended
	September 30, 2011	June 30, 2011

Adjusted EBITDA	$(817)	$59
Adjusted net income (loss)	$12,045	$15
Adjusted net income (loss) per share - basic	$1.68	$—
Adjusted net income (loss) per share - diluted	$1.60	$—

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Income (loss) from continuing operations	$(1,605)	$368	$(1,952)	$1,057
Income tax expense (benefit)	8	13	59	55
Exchange rate loss (gain)	44	1	40	(118)
Depreciation	42	18	107	40
Amortization	193	—	289	—

EBITDA	$(1,318)	$400	$(1,457)	$1,034

Non-cash compensation	$199	$221	$534	$653
Gain on sale of domain name	—	—	—	(285)
French litigation	39	—	39	—
Rent	263	(200)	263	(200)
Severance	—	—	131	118

Adjusted EBITDA	$(817)	$421	$(490)	$1,320

	Three Months	Three Months
	Ended	Ended
	September 30, 2011	June 30, 2011
Reconciliation of Net Income (Loss) to Adjusted EBITDA
Income (loss) from continuing operations	$(1,605)	$(338)
Income tax expense (benefit)	8	44
Exchange rate loss (gain)	44	—
Depreciation	42	42
Amortization	193	50

EBITDA	$(1,318)	$(202)

Non-cash compensation	199	169
French litigation	39	—
Rent	263	—
Severance	—	92

Adjusted EBITDA	$(817)	$59

	Three Months	Three Months	Nine Months	Nine Months
	Ended	Ended	Ended	Ended
	September 30, 2011	September 30, 2010	September 30, 2011	September 30, 2010
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
Income (loss) from continuing operations	$(1,605)	$368	$(1,952)	$1,057
Depreciation	42	18	107	40
Amortization	193	—	289	—
French litigation	39	—	39	—
Non-cash compensation	199	221	534	653
Non-recurring other income (expense), net	12,914	—	12,914	(285)
Rent	263	(200)	263	(200)
Severance	—	—	131	118

Adjusted net income (loss)	$12,045	$407	$12,325	$1,383

Adjusted net income (loss) per share - basic	$1.68	$0.06	$1.73	$0.20
Adjusted net income (loss) per share - diluted	$1.60	$0.06	$1.64	$0.19
Shares used in per share calculation - basic	7,155	6,860	7,139	6,846
Shares used in per share calculation - diluted	7,515	7,194	7,499	7,180

	Three Months	Three Months
	Ended	Ended
	September 30, 2011	June 30, 2011
Reconciliation of Net Income (Loss) to Adjusted Net Income (Loss)
Income (loss) from continuing operations	$(1,605)	$(338)
Depreciation	42	42
Amortization	193	50
French litigation	39	—
Non-cash compensation	199	169
Non-recurring other income (expense), net	12,914	—
Rent	263	—
Severance	—	92

Adjusted net income (loss)	$12,045	$15

Adjusted net income per share - basic	$1.68	$—
Adjusted net income per share - diluted	$1.60	$—
Shares used in per share calculation - basic	7,155	7,140
Shares used in per share calculation - diluted	7,515	7,374

* All per share amounts reported are reflective of the 1-for-5 reverse split announced on August 17, 2010

PART 1. FINANCIAL INFORMATION
ITEM 1. Financial Statements

Vertro, Inc.
CONSOLIDATED BALANCE SHEETS
(in thousands, except par values)

	September 30, 2011	December 31, 2010
	(Unaudited)
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$4,016	$6,430
Restricted cash	—	58
Accounts receivable, less allowances of $14 and $7, respectively	2,315	3,160
Income tax receivable	338	329
Prepaid expenses and other current assets	517	387
TOTAL CURRENT ASSETS	$7,186	$10,364

Property and equipment, net	308	319
Intangible assets, net	1,486	549
Other assets	284	329
TOTAL ASSETS	$9,264	$11,561
LIABILITIES AND STOCKHOLDERS’ EQUITY
CURRENT LIABILITIES
Accounts payable	$2,995	$3,663
Accrued expenses	2,508	2,482
Income tax payable	5	5
TOTAL CURRENT LIABILITIES	$5,508	$6,150

Long-term liabilities	737	697
TOTAL LIABILITIES	$6,245	$6,847

COMMITMENTS AND CONTINGENCIES

STOCKHOLDERS’ EQUITY
Preferred stock, $.005 par value; authorized, 500 shares; none issued and outstanding	—	—
Common stock, $.005 par value; authorized, 40,000 shares; issued 7,618 and 7,401, respectively; outstanding 7,155 and 6,985, respectively	$37	$36
Additional paid-in capital	272,439	271,908
Treasury stock, 463 and 416 shares at cost, respectively	(7,156)	(6,924)
Accumulated other comprehensive income	—	12,914
Accumulated deficit	(262,301)	(273,220)
TOTAL STOCKHOLDERS' EQUITY	$3,019	$4,714
TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY	$9,264	$11,561

Contact Information:
Michael Buchanan
Director of Investor Relations
Michael.Buchanan@Vertro.com
Tel: (212) 231-2000